UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2007 (April 2, 2007)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(408) 360-7200
(Address of principal executive offices including zip code and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2007, Scott H. Cramer tendered his resignation as Senior Vice President, U.S. Sales of VNUS Medical Technologies, Inc. (the “Company”), effective April 6, 2007. On April 3, 2007, the Company entered into a separation agreement with Mr. Cramer (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Cramer will (i) be paid salary at his current salary rate from April 6, 2007 to July 15, 2007, (ii) continue to receive current health benefits through the end of April 2007, and Company payment of COBRA premiums from May 1, 2007 to July 31, 2007; and (iii) be entitled to receive his bonus payment for the first quarter of 2007. In addition, Mr. Cramer has agreed to provide consulting services to the Company without additional compensation from April 6, 2007 to July 6, 2007.
     The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     On April 3, 2007, the Company announced that the Company’s Board of Directors (the “Board”) appointed Mark S. Saxton, 42, to serve as the Company’s Vice President, U.S. Sales, effective April 2, 2007, and William A. Franklin, 61, to serve as the Company’s Vice President, Regulatory Affairs and Quality Assurance, effective April 2, 2007.
     Mr. Saxton joined the Company in March 2001 as Territory Sales Manager. Mr. Saxton was promoted to Midwest Regional Sales Manager in April 2002, Regional Sales Director in May 2005 and Director of Sales in July 2005. From 1999 to March 2001, Mr. Saxton served as a sales trainer and sales representative at InnerDyne Medical, Inc., a medical device company. From 1993 to 1999, Mr. Saxton held various sales positions at PMT Corporation, Plastic Surgery Division, a medical device company, including National Sales Manager. Mr. Saxton holds a B.A. degree in business administration from Western Michigan University.
     Mr. Saxton will be paid an annual base salary of $175,000. He will be eligible for a quarterly target bonus of $27,000, based on achievement of quarterly revenue targets. For quarterly target revenue measures, the bonus will increase by 3% for every 1% over the target revenue, and bonus will decrease by 2% for every 1% below target revenue. Mr. Saxton is also eligible for a quarterly bonus of $3,000 for achieving specified quarterly operating profit goals, and for an annual bonus of 6% of his base salary for the achievement of certain individual and department goals. In addition, Mr. Saxton is eligible for an annual bonus of $10,000 for meeting pre-established 2007 annual revenue goals. Mr. Saxton’s equity compensation has not been determined.
     Mr. Franklin was not employed from January 2007 to March 2007. From April 2004 to December 2006, Mr. Franklin served as Vice President, Operations at IsoTis OrthoBiologics, Inc., a manufacturer of bone graft materials. From August 2002 to April 2004, Mr. Franklin was a consultant to medical device companies in the regulatory and quality areas. From 2001 to August 2002, Mr. Franklin served as Vice President, Manufacturing, Quality and Regulatory Affairs of Artecel Sciences, Inc., a biotechnology company. From 1994 to 2000, Mr. Franklin served as Vice President, Operations, and from 1992 to 1994 as Vice President, Quality Assurance and Regulatory Affairs, of Interpore Cross International, Inc., a medical device company. Mr. Franklin holds a B.S. in microbiology from California State University at Long Beach.

     The terms of Mr. Franklin’s employment with the Company are governed by the offer letter dated March 19, 2007 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Franklin will be paid an annual base salary of $195,000, be eligible for an annual bonus of up to 35 percent of his annual salary and, if approved by the Board, receive an award of 15,000 restricted stock units and an option to purchase 50,000 shares of the Company’s common stock. The foregoing description is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
     The Company issued a press release on April 3, 2007 announcing the foregoing, a copy of which press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
          (c) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated April 3, 2007, entered into by and between the Company and Scott Cramer.

10.2	Offer Letter, dated March 19, 2007, entered into by and between the Company and William A. Franklin.

99.1	Press Release, dated April 3, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007
VNUS MEDICAL TECHNOLOGIES, INC.
	By:	/s/ CHARLENE A. FRIEDMAN
	Name:	Charlene A. Friedman
	Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 6 2007

Exhibit	Description

10.1	Separation Agreement and Release, dated April 3, 2007, entered into by and between the Company and Scott Cramer.

10.2	Offer Letter, dated March 19, 2007, entered into by and between the Company and William A. Franklin.

99.1	Press Release, dated April 3, 2007.